Tel: 415-397-7900 Fax: 415-397-2161 www.bdo.com	One Bush Street Suite 1800 San Francisco, CA 94104

Consent of Independent Registered Public Accounting Firm

Spyglass Capital Management LLC
508 California Street, 8th Floor
San Francisco, CA 94104

We hereby consent to the use, in the Investment Company Act File No. 811-21897 and Securities Act File No. 333-133691, Amendment No. 48 under the Investment Company Act of 1940 and Post- Effective Amendment No. 51 under the Securities Act of 1933 in Form N-1A (the "Registration Statement"), of our report dated February 21, 2018 relating to the Financial Statements of Spyglass Partners Fund LP for the year ended December 31, 2017 and of our report dated February 16, 2017 and December 21, 2017, relating to the Financial Statements of Spyglass Partners Fund LP for the period from October 1, 2015 (Inception) to December 31, 2016, which is contained in the Statement of Additional Information of such Registration Statement to be filed on April 20, 2018.

BDO USA, LLP
San Francisco, California
April 19, 2018

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.